EXHIBIT 10.124

                                 AMENDMENT NO. 9
                       TO LIMITED PARTNERSHIP AGREEMENT OF
                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP

     This Amendment No. 9 is made effective as of May 9, 2008 (the "Effective Date") by the General Partner (defined below) and the Limited Partners of Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Partnership").

                                    RECITALS

     1. The Partnership is governed pursuant to a Limited Partnership Agreement dated as of November 30, 1993, as previously amended and supplemented (the "Partnership Agreement").

     2. The Partnership Agreement requires Glimcher Properties Corporation, the sole general partner of the Partnership (the "General Partner"), to, among other actions, obtain the written consent of a majority of the Limited Partners of the Partnership prior to taking certain actions on behalf of the Partnership.

     3. Pursuant to Section 18.1 of the Partnership Agreement, the General Partner has the power to amend the Partnership Agreement without the Consent of the Limited Partners, provided the Limited Partners (excluding the limited partnership holdings of Glimcher Realty Trust), as of the effective date and time of the amendment, own, in the aggregate, less than ten percent (10%) of the Partnership Interests.

     4. As of the Effective Date, the Limited Partners (excluding the limited partnership holdings of Glimcher Realty Trust) held 7.327% of the Partnership Interests.

     5. Pursuant to Section 16 of the Partnership Agreement, the General Partner has been appointed as attorney-in-fact by each of the Limited Partners of the Partnership for purposes, inter alia, of signing amendments to the Partnership Agreement adopted in accordance with Section 18 of the Partnership Agreement.

     6. Capitalized terms not defined herein shall have the meaning given to them in the Partnership Agreement.

                                   AMENDMENTS
                                   ----------

     NOW, THEREFORE, the Partnership Agreement is hereby amended as set forth in this Amendment No. 9.

     1. The paragraph immediately following Section 9.2(b)(iv) of the Partnership Agreement shall be deleted in its entirety and shall be of no further effect.

     2. Section 9.2(b) of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     (b) The General Partner may take any of the following actions:

               (i) amend, modify or terminate this Agreement, except as otherwise provided herein;

               (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

               (iii) institute any proceeding on behalf of the Partnership under Title 11 of the United States Code, as the same may be amended from time to time; or

               (iv) provided the Consent of the Limited Partners holding a majority of the Limited Partnership Interests has been obtained, dissolve the Partnership.

     3. Section 12.2(a) of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     (a) The General Partner may withdraw from the Partnership or transfer all or any portion of its interest in the Partnership without obtaining the Consent of the Limited Partners. Upon any transfer of the entire General Partnership Interest in accordance with the provisions of this Section 12.2(a), the transferee General Partner shall become a substituted General Partner, vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and conditions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee General Partner assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement.

     4. Section 12.2(b) of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     (b) The General Partner may engage in any merger, consolidation or other combination with or into another Person or any sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Common Shares ("Transaction"), without obtaining the Consent of the Limited Partners to effect the Transaction.

     5. Section 15.1(c) of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     (c) an election to dissolve the Partnership made by the General Partner;

     6. Section 15.1(f) of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     (f) the sale of all or substantially all of the assets and properties of the Partnership, unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of other consideration, to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the Partnership); or

     7. Section 18 of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     18.  Amendment of Agreement.

          18.1 Except as provided in Section 18.3 hereof, this Agreement may be amended by the General Partner.

          18.2 Without limiting Section 18.1 hereof, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

               (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner of any Affiliate or the General Partner for the benefit of the Limited Partners;

               (ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

               (iii) to set forth the rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to
          Section 6.4 hereof;

               (iv) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

               (v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law.

               The General Partner will provide notice to the Limited Partners when any action under this Section 18.2 is taken.

          18.3 Notwithstanding Section 18.1 hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter the allocations specified in Section 7 hereof (except as permitted pursuant to Section 6.4 and Section 18.2(iii) hereof) or the rights of the Partner to receive distributions pursuant to Section 8 hereof, (iv) alter or modify the Limited Partner's rights under Section 17 hereof, or (v) amend this
          Section 18.3. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 9.2(a) hereof, without the consent of all the Partners.

     8. No Modifications. Except as herein provided, the Partnership Agreement shall remain in full force and effect without amendment or modification.

     9. Counterparts. For the convenience of the signatories hereto, this Amendment No. 9 may be executed in counterparts and each such counterpart shall be deemed to be an original instrument, all of which taken together shall constitute one instrument.

     10. Governing Law. This Amendment No. 9 shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. Except to the extent the Act is inconsistent with the provisions of this Amendment No. 9, the provisions of such Act shall apply to the Partnership.

     11. Other Instruments. The partners hereto covenant and agree that they will execute such other and further instruments and documents as, in the opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out this Amendment No. 9.

     12. Legal Construction. In case any one or more of the provisions contained in this Amendment No. 9 shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Amendment No. 9 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     13. Gender. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

     14. Prior Amendments Superseded. This Amendment No. 9 supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter of this instrument and contains the entire understanding amongst the Partners with respect thereto.

     15. No Third Party Beneficiary. The terms and provisions of this Amendment No. 9 are for the exclusive use and benefit of the General Partner and Limited Partners and shall not inure to the benefit of any other Person.

     IN WITNESS WHEREOF, the General Partner and the Limited Partners have executed this Amendment No. 9 effective as of the Effective Date.

GENERAL PARTNER:                         LIMITED PARTNERS:

Glimcher Properties Corporation          Glimcher Realty Trust


By:/s/ Michael P. Glimcher               By: /s/ Marshall A. Loeb
   ----------------------------------        -------------------------

Print Name: Michael P. Glimcher          Print Name: Marshall A. Loeb

Its: Chairman of the Board and Chief     Its: President and Chief Operating
     Executive Officer                         Officer

                                         All Other Limited Partners:

                                         By:  Glimcher Properties Corporation,
                                              pursuant to power of attorney set
                                              forth in Section 16 of the
                                              Partnership Agreement

                                         By: /s/ Kim A. Rieck
                                            --------------------------
                                         Print Name: Kim A. Rieck

                                         Its: Senior Vice President, General
                                              Counsel, & Secretary